EXHIBIT 23.1


                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS

Bravo! Food International Corp.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2001 relating to the consolidated financial statements of Bravo! Food International Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO SEIDMAN, LLP

Los Angeles
April 17, 2001